                                                                   EXHIBIT 21.1

PARENT

ANDRX CORPORATION, A DELAWARE CORPORATION, INCORPORATED 3/23/2000

SUBSIDIARIES

Andrx Corporation, a Florida Corporation incorporated 8/28/92*

Andrx Labs, Inc., a Florida Corporation incorporated 2/20/97*

Andrx Laboratories, Inc. - a Mississippi Corporation, incorporated 11/1/95*

Andrx Laboratories (NJ), Inc. - a Delaware Corporation, incorporated 7/13/01*

Andrx Pharmaceuticals, Inc. - a Florida Corporation, incorporated 11/21/94*

Andrx Pharmaceuticals Sales, Inc. - a Florida Corporation, incorporated 9/7/99#

Andrx Pharmaceuticals (NJ), Inc. - a Florida Corporation, incorporated 11/15/99#

Andrx Pharmaceuticals LLC - a Virginia Limited Liability Company organized 2/11/00#

Andrx Pharmaceuticals Equipment #1 L.C. - a Florida Limited Liability Company, organized 2/25/99#

Andrx Financial Corp. - a Nevada Corporation, incorporated 11/24/99*

Andrx Foreign Sales Corp. - a BVI corporation, incorporated 9/8/99*

Anina, Inc. - a Florida Corporation, incorporated 5/16/00*

Anina Pharmaceuticals, Inc. - a Florida Corporation, incorporated 5/16/00*

Armstrong Pharmaceuticals, Inc. - a Delaware Corporation, incorporated 2/20/01*

Aspire Pharmaceuticals Equipment #1 LLC - a Florida Limited Liability Company, organized 11/28/00*

Aura Pharmaceuticals, Inc. - a Florida Corporation, incorporated 9/7/99#

Anda, Inc. - a Florida Corporation, incorporated 9/17/92*

Anda Consumer Products, Inc. - a Florida Corporation, incorporated 6/20/00*

Anda Sales, Inc. - a Florida Corporation, incorporated 9/7/99#

Anda Pharmaceuticals, Inc. - a Florida Corporation, incorporated 6/7/01*

Caran Pharmaceuticals, Inc. - a Nevada Corporation, incorporated 5/8/00#

Cybear, Inc. - a Delaware Corporation, incorporated 2/5/97*

Cybearclub L.C. - a Florida Limited Liability Company, organized 8/25/99#

Mediconsult.com, Inc. - a Delaware Corporation#

Physicians' Online, Inc. - a Delaware Corporation#

SR Six, Inc. - a Florida Corporation, incorporated 7/7/94#

Telegraph Consulting Corp. - a Florida Corporation, incorporated 8/13/99#

Valmed Pharmaceutical, Inc. - a New York Corporation, incorporated 2/11/00*

*Directly owned 100% by Andrx
#Indirectly owned 100% through another Andrx subsidiary